EXHIBIT 21

ARCTIC CAT INC.

Subsidiaries of the Company

Arctic Cat Sales Inc.

organized under the laws of

the State of Minnesota

Arctic Cat Production LLC

organized under the laws of
the State of Minnesota

Arctic Cat Production Support LLC

organized under the laws of

the State of Minnesota

Arctic Cat Shared Services LLC

organized under the laws of

the State of Minnesota

Arctic Cat AG

organized under the laws of Austria